UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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ALPHATEC HOLDINGS, INC.

1950 Camino Vida Roble

Carlsbad, CA 92008

(760) 431-9286

April 29, 2021

Dear Stockholder:

We cordially invite you to attend our 2021 Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time, on Wednesday, June 16, 2021, at our corporate headquarters, which are located at 1950 Camino Vida Roble, Carlsbad, CA 92008.

Details regarding the meeting, the business to be conducted at the meeting, and information about Alphatec Holdings, Inc. that you should consider when you vote your shares are described in this proxy statement.

We are asking stockholders of Alphatec Holdings, Inc.:

•	to elect twelve persons to our Board of Directors;
•	to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;
•	to approve the amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan; and
•	to approve, on an advisory basis, the compensation of our named executive officers.

The Board of Directors recommends the approval of each of the proposals. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On May 9, 2021, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2021 Annual Meeting of Stockholders and our 2020 Annual Report to Stockholders, which are located online at www.proxydocs.com/ATEC. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Alphatec Holdings, Inc.

Sincerely,

Patrick S. Miles
President, Chief Executive Officer and Chairman of the Board

Appendix A – Amendment to 2007 Employee Stock Purchase Plan	A-1

ALPHATEC HOLDINGS, INC.

1950 Camino Vida Roble

Carlsbad, CA 92008

(760) 431-9286

April 29, 2021

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

TIME: 10:00 a.m. Pacific Time

DATE: Wednesday, June 16, 2021

PLACE: Alphatec Holdings, Inc., 1950 Camino Vida Roble, Carlsbad, CA 92008

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Alphatec Holdings, Inc. (the “Annual Meeting”) will be held on Wednesday, June 16, 2021, for the following purposes:

1.	To elect twelve directors to serve until the 2022 Annual Meeting of Stockholders;
2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;
3.	To approve the amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan;
4.	To approve, on an advisory basis, the compensation of our named executive officers; and
5.	To transact such other business as may be properly presented at the Annual Meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Our Board of Directors has fixed the close of business on April 19, 2021, as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. A total of 97,023,702 shares of our common stock were issued and outstanding as of the record date. Each share of common stock entitles its holder to one vote. Cumulative voting of shares of common stock is not permitted.

At the Annual Meeting and for the ten-day period immediately prior to the Annual Meeting, the list of our stockholders entitled to vote at the Annual Meeting will be available for inspection at our corporate headquarters, which are located at 1950 Camino Vida Roble, Carlsbad, CA 92008 for such purposes as are set forth in the General Corporation Law of the State of Delaware.

At least a majority of all issued and outstanding shares of common stock entitled to vote at a meeting is required to constitute a quorum for the conduct of business at the Annual Meeting. Accordingly, whether you plan to attend the Annual Meeting or not, we ask that you vote by following the instructions in the accompanying proxy statement and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Patrick S. Miles

President, Chief Executive Officer and Chairman of the Board

ALPHATEC HOLDINGS, INC.

1950 Camino Vida Roble

Carlsbad, CA 92008

(760) 431-9286

PROXY STATEMENT FOR THE ALPHATEC HOLDINGS, INC.

2021 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement, along with the accompanying Notice of 2021 Annual Meeting of Stockholders, contains information about the 2021 annual meeting of stockholders of Alphatec Holdings, Inc. (the “Annual Meeting”), including any adjournments or postponements thereof. We are holding the Annual Meeting at 10:00 a.m., Pacific Time, on Wednesday, June 16, 2021, at our corporate headquarters, which are located at 1950 Camino Vida Roble, Carlsbad, CA 92008.

In this proxy statement, we refer to Alphatec Holdings, Inc. as the “Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors (the “Board of Directors”) for use at the Annual Meeting.

On or about May 9, 2021, we will begin sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 16, 2021

This proxy statement, our Annual Report and the proxy card for the Annual Meeting are available for viewing, printing and downloading at www.proxydocs.com/ATEC. To view these materials, please have your 12-digit control number available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements, annual reports to stockholders and proxy cards by electronic delivery.

Additionally, you can find a copy of our Annual Report, which includes our financial statements, for the fiscal year ended December 31, 2020 on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “Financial Information” section of the “Investor Relations” section of our website at www.atecspine.com.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors is soliciting your proxy to vote at the Annual Meeting to be held at our corporate headquarters, located at 1950 Camino Vida Roble, Carlsbad, CA 92008 on Wednesday, June 16, 2021 at 10:00 a.m., Pacific Time, and any adjournments or postponements of the meeting. The proxy statement along with the accompanying Notice of 2021 Annual Meeting of Stockholders summarizes the purposes of the Annual Meeting and the information you need to know in order to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of 2021 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report for the fiscal year ended December 31, 2020 because you owned shares of our common stock on the record date. We intend to commence distribution of the Notice and, if applicable, the proxy materials to stockholders on or about May 9, 2021.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 19, 2021 are entitled to vote at the Annual Meeting. On the record date, there were 97,023,702 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare, Inc. (“Computershare”), or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the proxy card to vote by Internet at www.proxypush.com/atec or telephone.
•

By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendation of our Board of Directors as noted below.

•	In person at the meeting. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Tuesday, June 15, 2021.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the meeting, you should contact the broker or agent to obtain a legal proxy or broker’s proxy card and bring it with you to the Annual Meeting in order to vote. You will not be able to vote at the Annual Meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of each of the nominees for director;
•	“FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;
•	“FOR” the approval of the amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan; and
•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available to our stockholders, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. Stockholders of record may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•	by re-voting by Internet or by telephone as instructed above;
•

by notifying us at 1950 Camino Vida Roble, Carlsbad, CA 92008, Attention: Craig Hunsaker, Executive Vice President, People & Culture and General Counsel, in writing before the Annual Meeting that you have revoked your proxy; or

•	by attending the Annual Meeting in person and voting in person.

Beneficial owners of shares held in street name must follow the instructions provided by your bank, broker, trustee or other nominee if you wish to change your vote.

Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that the proxy be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?”

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee that holds your shares has the authority to vote your uninstructed shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2) if it does not receive instructions from you, as this is considered a routine matter on which the bank, broker or other nominee has discretionary authority to vote. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in respect of Proposals 1, 3 or 4. Thus, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for the foregoing proposals. If you do not instruct your bank, broker or other nominee how to vote with respect to the foregoing proposals, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors

The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ uninstructed shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2021, the Audit Committee of our Board of Directors will reconsider its selection.

Proposal 3: Approval of Amendment to our 2007 Employee Stock Purchase Plan

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to amend our 2007 Employee Stock Purchase Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 4: Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting and we will publish preliminary results, or final results if then available, by filing a Current Report on Form 8-K within four business days after the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

If we Solicit Proxies, What are the Costs of Soliciting these Proxies?

If we solicit proxies, we will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. If we ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies, then we will reimburse them for their expenses. We have not engaged and do not currently intend to engage a proxy solicitor to assist us with the solicitation of proxies. If we later determine to engage a proxy solicitor, then we will pay the costs of the solicitor, including its fee and the reimbursement of its expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held at 10:00 a.m., Pacific Time, on Wednesday, June 16, 2021 at our corporate headquarters, which are located at 1950 Camino Vida Roble, Carlsbad, CA 92008. When you arrive at our headquarters, signs will direct you to the appropriate meeting room. You need not attend the Annual Meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our Annual Report and proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare, by calling their toll free number, 1-866-265-1875.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Alphatec Holdings, Inc. stockholder and together both of you would like to receive only a single notice of Internet availability of proxy materials or, if applicable, set of proxy materials, follow these instructions:

•

If your shares of our common stock are registered in your own name, please contact our transfer agent, Computershare, and inform them of your request by calling them at 1-866-265-1875 or writing them at PO BOX 505000 Louisville, KY 40233-5000.

•

If a broker or other nominee holds your shares of our common stock, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 19, 2021 for (a) each of our named executive officers, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders.

The share amounts set forth in the column below entitled “Number of Shares of Common Stock Beneficially Owned” represent the number of shares of common stock beneficially owned by such holder as of April 19, 2021. Applicable percentage of ownership in the column below entitled “Percentage of Outstanding Common Stock” is based on 97,023,702 shares of common stock outstanding on April 19, 2021.

The holders of certain of our outstanding warrants are restricted from exercising such warrants to the extent such exercise would cause such holder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise (subject to adjustment up to 9.99% upon the fulfillment of certain conditions), excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised. The disclosures contained in the table below and in the footnotes to the table below reflect these limitations.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percentage of Outstanding Common Stock
Directors and Named Executive Officers
Evan Bakst	1,166,140	(2)	1.20%
Mortimer Berkowitz III	1,281,980	(3)	1.32%
Quentin Blackford	513,930	(4)	*
Jason Hochberg	64,154	(5)	*
Karen K. McGinnis	40,439	(6)	*
Patrick S. Miles	6,213,379	(7)	6.40%
David H. Mowry	109,920	(8)	*
David R. Pelizzon	14,957,147	(9)	15.42%
Jeffrey P. Rydin	514,888	(10)	*
James L.L. Tullis	2,777,049	(11)	2.86%
Donald A. Williams	130,809	(12)	*
Ward W. Woods	2,258,342	(13)	2.33%
David P. Sponsel	245,141	(14)	*
Craig E. Hunsaker	1,290,249	(15)	1.33%
All current executive officers and directors as a group (20 persons)	33,356,106	(16)	34.38%

Five Percent Stockholders

L-5 Healthcare Partners, LLC	14,682,540	(17)	15.13%
c/o LS Power Development, LLC 1700 Broadway, 35th Floor
New York, NY 10019

Squadron Capital LLC Squadron Capital Holdings LLC Jennifer N. Pritzker David R. Pelizzon	14,808,310	(18)	15.26%
c/o Squadron Capital LLC 104 S. Michigan Avenue
Chicago, IL 60603
*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)

Beneficial ownership is determined in accordance with the rules promulgated by the SEC and includes sole or shared voting or investment power with respect to the securities. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants, preferred stock and restricted stock units held by that person or entity that are currently exercisable or convertible or that will become exercisable, convertible or will otherwise vest within 60 days of April 19, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person shown in the table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2)	Includes 400,000 shares of common stock issuable upon the exercise of vested warrants. Also includes 21,142 restricted stock units that will vest within 60 days of April 19, 2021.
(3)

Includes 615,874 shares of common stock issuable upon the exercise of vested warrants, half of which are held by Mr. Berkowitz directly and half of which are held by Porcupine Investment Partners, LLC.

(4)	Includes 28,013 restricted stock units that will vest within 60 days of April 19, 2021.
(5)	Includes 21,142 restricted stock units that will vest within 60 days of April 19, 2021.
(6)	Includes 23,784 restricted stock units that will vest within 60 days of April 19, 2021.
(7)

Includes 1,597,276 shares of common stock issuable upon the exercise of vested warrants. Also includes 604,386 restricted stock units that will vest within 60 days of April 19, 2021, and 510,845 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days of April 19, 2021. Also includes 250,000 shares of common stock held by MOM, LLC as well as 250,000 shares of common stock issuable upon the exercise of vested warrants held by MOM, LLC. Mr. Miles is the manager of MOM, LLC and therefore may be deemed to beneficially own such shares.

(8)

Includes 28,090 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days of April 19, 2021. Also includes 24,313 restricted stock units that will vest within 60 days of April 19, 2021.

(9)

Includes 21,142 restricted stock units that will vest within 60 days of April 19, 2021. Also includes 11,395,045 shares of common stock and 3,413,265 shares of common stock issuable upon the exercise of vested warrants held by Squadron Capital LLC (“Squadron Capital”). Mr. Pelizzon is a member of the managing committee of Squadron Capital, and therefore may be deemed to beneficially own the shares held by Squadron Capital. Mr. Pelizzon disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares.

(10)	Includes 100,000 shares of common stock issuable upon the exercise of vested warrants. Also includes 21,142 restricted stock units that will vest within 60 days of April 19, 2021.
(11)

Includes 22,146 restricted stock units that will vest within 60 days of April 19, 2021. Also includes 36,675 shares of common stock issuable upon the exercise of vested warrants. Also includes 543,803 shares of common stock and 881,946 shares of common stock issuable upon the exercise of vested warrants held by Tullis Dickerson Capital Focus III, LP, 293,328 shares of common stock and 640,651 shares of common stock issuable upon the exercise of vested warrants held by Tullis Growth Fund, L.P., and 248,227 shares of common stock held by Tullis Dickerson Partners, LLC. Mr. Tullis controls the general partner of each of Tullis Dickerson Capital Focus III, LP, Tullis Growth Fund, L.P., and Tullis Dickerson Partners, LLC, and therefore may be deemed to beneficially own the shares held by Tullis Dickerson Capital Focus III, LP, Tullis Growth Fund, L.P., and Tullis Dickerson Partners, LLC. Mr. Tullis disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares.

(12)

Includes 34,696 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days of April 19, 2021. Also includes 26,956 restricted stock units that will vest within 60 days of April 19, 2021.

(13)

Includes 24,049 restricted stock units that will vest within 60 days of April 19, 2021. Also includes 1,134,921 shares of common stock and 1,039,683 shares of common stock issuable upon the exercise of vested warrants held by Woods 1994 Family Partnership, LP. Mr. Woods is the president of North Hailey Corporation, the general partner and managing member of Woods 1994 Family Partnership, LP, and therefore may be deemed to beneficially own such shares.

(14)

Includes 31,667 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days of April 19, 2021. Also includes 147,141 restricted stock units that will vest within 60 days of April 19, 2021.

(15)

Includes 134,921 shares of common stock issuable upon the exercise of vested warrants.  Also includes 424,674 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days of April 19, 2021. Also includes 112,738 restricted stock units that will vest within 60 days of April 19, 2021.
(16)

Includes 10,777,637 shares of common stock issuable upon exercise of options or warrants that have vested or will vest within 60 days of April 19, 2021. Also includes 1,388,191 restricted stock units that will vest within 60 days of April 19, 2021.

(17)

This information is based on a Schedule 13D/A filed with the SEC on March 13, 2019 jointly by L-5 Healthcare Partners, LLC and Paul Segal. Represents (i) 7,936,508 shares of common stock held by L-5 Healthcare Partners, LLC and (ii) 6,746,032 shares of common stock issuable upon exercise of the Private Placement Warrants held by L-5 Healthcare Partners, LLC. Paul Segal is the manager of L-5 Healthcare Partners, LLC and accordingly may be deemed to beneficially own the shares held by L-5 Healthcare Partners, LLC. Mr. Segal disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares.

(18)

This information is based on a Schedule 13D filed with the SEC on March 11, 2021, which reflects that Squadron Capital LLC has shared voting and dispositive power over 11,395,045 shares of common stock, that Squadron Capital Holdings LLC has shared voting and dispositive power over 11,395,045 shares of common stock, that Jennifer N. Pritzker has shared voting and dispositive power over 14,127,850 shares of common stock and sole voting and dispositive power over 32,200 share of common stock, and that David R. Pelizzon has shared voting and dispositive power over 11,395,045 shares of common stock and sole voting and dispositive power over 148,837 share of common stock.

MANAGEMENT

Board of Directors

Our Board of Directors consists of twelve directors: Evan Bakst, Mortimer Berkowitz III, Quentin Blackford, Jason Hochberg, Karen K. McGinnis, Patrick S. Miles, David H. Mowry, David R. Pelizzon, Jeffrey P. Rydin, James L.L. Tullis, Donald A. Williams and Ward W. Woods. Set forth below are their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Each nominated director is elected to serve until our next annual meeting of stockholders or the sooner of his or her resignation or the date when his or her successor is duly appointed and qualified. Additionally, set forth below is information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director.

On March 6, 2018, Messrs. Hochberg and Bakst were appointed to the Board of Directors by L-5 Healthcare Partners, LLC (“L-5 Healthcare”) pursuant a right held by L-5 Healthcare to appoint up to two members of the Board of Directors so long as L-5 Healthcare and its affiliates beneficially own at least 12.5% of our common stock on a fully diluted basis. In compliance with Nasdaq Rule 5640, the number of directors L-5 Healthcare is entitled to appoint is to be reduced to one if the beneficial ownership of L-5 Healthcare and its affiliates falls below 12.5% but is at least 7.5%. Notwithstanding anything set forth above, L-5 Healthcare shall not have the right to appoint any directors directly unless it and its affiliates beneficially own at least 7.5% of our common stock on a fully diluted basis.

Name	Age
Evan Bakst (5)	54
Mortimer Berkowitz III, Lead Director (1)(5)	67
Quentin Blackford (2)(3)(4)(5)	42
Jason Hochberg (5)	49
Karen K. McGinnis (3)(4)(5)	54
Patrick S. Miles, President, Chief Executive Officer and Chairman of the Board	55
David H. Mowry (2)(4)(5)	58
David R. Pelizzon (5)	65
Jeffrey P. Rydin	54
James L.L. Tullis (1)(5)	74
Donald A. Williams (2)(4)(5)	62
Ward W. Woods (3)(5)	78

(1)	Member of the Nominating and Corporate Governance Committee. Mr. Berkowitz is Chairman of the Committee.
(2)	Member of the Audit Committee. Mr. Williams is Chairman of the Committee.
(3)	Member of the Compensation Committee. Mr. Woods is the Chairman of the Committee.
(4)	Member of the Finance Committee. Mr. Blackford is the Chairman of the Committee.
(5)	Independent director under Nasdaq rules.

Evan Bakst has served as a Director since March 2018. Mr. Bakst is the Founder and Portfolio Manager of Treetop Capital since 2013, a fundamental, value-oriented investment firm focused primarily on small to midcap healthcare companies. Before launching Treetop, Mr. Bakst spent seven years (2005-2012) at Tremblant Capital, a long/short equity hedge fund, most recently as a Partner where he led the healthcare group. Prior to joining Tremblant, Mr. Bakst was a Principal at JPMorgan Partners, LLC (2000-2005), where he shared the day-to-day responsibility for managing the healthcare buyout practice. Previously, Mr. Bakst was a Managing Director at The Beacon Group, a private equity/M&A boutique and, prior to that, Mr. Bakst worked as a Consultant at Bain and Company, providing strategic and operational advice to a major healthcare company. Mr. Bakst is currently on the Board of Sonacare Medical, LLC, and was formerly on the Boards of Accordant Health Services, Cadent Holdings, Inc., FundsXpress

Inc., Iasis Healthcare, MedQuest Associates, National Surgical Care, Quality Tubing Inc. and ValueOptions. Mr. Bakst earned a B.A. in Economics from the University of California, Berkeley, and an M.B.A. from the Harvard Business School.

The Board of Directors selected Mr. Bakst to serve on the Board of Directors because it believes his investment and financial expertise and experience in the healthcare industries contribute to the breadth of knowledge of the Board of Directors.

Mortimer Berkowitz III has served as Lead Director since October 2017 and as a Director since March 2005.  Mr. Berkowitz served as the Chairman of the Board of Directors from April 2007 through July 2011 and again from December 2016 to October 2017. He is President and Chief Executive Officer of InnovaHealth Partners, LP, a private equity firm he founded in January 2017. Mr. Berkowitz also is a Managing Member of HGP, LLC - the general partner of HealthpointCapital Partners, LP, a private equity firm - and President, a member of the Board of Managers and a Managing Director of HealthpointCapital, LLC. He has held the position with HGP, LLC from its formation in August 2002, the positions of Managing Director and member of the Board of Managers of HealthpointCapital, LLC from its formation in July 2002 and the position of President of HealthpointCapital, LLC beginning February 2005. From 1990 to 2002, Mr. Berkowitz was Managing Director and co-founder of BPI Capital Partners, LLC, a private equity firm. Prior to 1990, Mr. Berkowitz spent 11 years in the investment banking industry with Goldman, Sachs & Co. (1979-1982), Lehman Brothers Incorporated (1982-1987) and Merrill Lynch & Co. (1987-1990).  Mr. Berkowitz has served as Chairman of the Board of Directors of Blue Belt Holdings, Inc., a surgical robotics company, since 2011, of BioHorizons, Inc., a dental implant company, since 2006 and of OrthoSpace, a sports medicine company, since 2015, and as a director of ProSomnus, Inc., a sleep technology company, since 2006, all of which are or were (prior to acquisition) HealthpointCapital portfolio companies. He has served as chairman of Koelis, S.A., a prostate cancer diagnosis and treatment company since 2019 and as a director of Radiaction Medical, a radiation protection technology company since January 2020, both of which are InnovaHealth Partners portfolio companies. Mr. Berkowitz earned an M.B.A. degree from the Columbia Graduate School of Business and a B.A. degree from Harvard.

The Board of Directors selected Mr. Berkowitz to serve on the Board of Directors because it believes his investment and financial expertise and experience in the orthopedics and spine industries contribute to the breadth of knowledge of the Board of Directors.

Quentin Blackford has served as a Director since October 2017. He currently serves as the Chief Operating Officer of DexCom, Inc., a company focused on developing and marketing continuous glucose monitoring systems for ambulatory use by people with diabetes and by healthcare providers. Mr. Blackford also served as Chief Financial Officer of DexCom, Inc. from September 2017 to March 2021. Prior to joining DexCom, Inc. in August 2017, Mr. Blackford served since August 2016 as the Executive Vice President, Chief Financial Officer, Head of Strategy and Corporate Integrity of NuVasive, Inc., a medical device company focused on developing minimally disruptive surgical products and procedures for the spine. In this role, Mr. Blackford was responsible for leading NuVasive, Inc.’s Finance, Strategy and Corporate Development, Compliance and Regulatory functions. From August 2014 until August 2016, Mr. Blackford served as NuVasive, Inc.’s Executive Vice President and Chief Financial Officer. From July 2012 to August 2014, Mr. Blackford served as NuVasive, Inc.’s Executive Vice President of Finance and Investor Relations, and from January 2011 to June 2012, he served as NuVasive, Inc.’s Vice President, Finance. Mr. Blackford joined NuVasive, Inc. in 2009 as its Corporate Controller and was previously employed at Zimmer Holdings, Inc., including most recently as the Director of Finance and Controller for Zimmer’s Dental Division. He obtained his Certified Public Accounting license (currently inactive) following the achievement of dual B.S. degrees in Accounting and Business Administration, with an emphasis in Accounting, from Grace College.

The Board of Directors selected Mr. Blackford to serve on the Board of Directors because it believes that his knowledge and experience in the areas of finance, strategy and corporate development, along with his knowledge and experience in the medical device industry contribute to the breadth of knowledge of the Board of Directors.

Jason Hochberg has served as a Director since March 2018. Mr. Hochberg is a partner with L-5 Healthcare, and founded SJS Beacon in 2013, an investment company focused on real estate and private equity investments. From 1999 until 2013, Mr. Hochberg was employed at LS Power, an energy development and investment company, serving most recently as its Chief Operating Officer. During his tenure at LS Power, he also served as General Counsel of LS Power and as a principal in LS Power’s private equity group which managed over $3 billion in equity capital. He started his professional career at the law firm of Latham & Watkins in 1996 as an associate. Mr. Hochberg has a B.A. from SUNY Albany, a J.D., magna cum laude, from Yeshiva University, Benjamin Cardozo Law School and a M.B.A. in finance from NYU, the Stern School of Business.

The Board of Directors selected Mr. Hochberg to serve on the Board of Directors because it believes that his legal, operating, investment and financial expertise contribute to the breadth of knowledge of the Board of Directors contribute to the breadth of knowledge of the Board of Directors.

Karen K. McGinnis has served as a Director since June 2019. Ms. McGinnis has over 30 years of experience, including serving in executive operational and finance roles at international public companies. In April 2021, Ms. McGinnis retired from Illumina, Inc., a leader in sequencing- and array-based solutions for genetic and genomic analysis, where she served as Chief Accounting Officer since November 2017. She also currently serves on the boards of AbSci, Inc., a leading synthetic biology company enabling drug discovery and biomanufacturing of next generation biotherapeutics, and Biosplice Therapeutics, Inc.a clinical-stage biotechnology company pioneering therapeutics based on alternative pre-mRNA splicing for major diseases. Prior to joining Illumina in November 2017, Ms. McGinnis served from February 2016 to April 2017 as Director, President and Chief Executive Officer of Mad Catz Interactive, Inc. a global provider of innovative interactive entertainment products. From June 2013 through February 2016, Ms. McGinnis served as Mad Catz’ Chief Financial Officer. Prior to joining Mad Catz, Ms. McGinnis served from November 2009 through May 2013 as Chief Accounting Officer of Cymer, Inc., the world’s leading supplier of light sources used in the photolithography process for semiconductor or chip manufacturing until its acquisition in 2013. Ms. McGinnis also served as Chief Accounting Officer for Insight Enterprises, Inc., from September 2006 until March 2009, its Senior Vice President of Finance from 2001 through September 2006 and its Vice President of Finance from 2000 through 2001. McGinnis is a Certified Public Accountant and earned her BBA in Accounting from the University of Oklahoma.

The Board of Directors selected Ms. McGinnis to serve on the Board of Directors because it believes that her knowledge and experience in international public companies as well as her operating, investment and financial expertise contribute to the breadth of knowledge of the Board of Directors.

Patrick S. Miles has served as the Chairman and Chief Executive Officer since March 2018. He served as the Executive Chairman from October 2017 to March 2018. Mr. Miles has over 20 years of experience in the orthopedic industry and most recently served, from September 2016 to September 2017, as the Vice Chairman of NuVasive, Inc. where he was responsible for enhancing that company’s strategic plans for the future of spine surgery and supporting technology development. Mr. Miles also served as a member of NuVasive, Inc.’s Board of Directors from August 2015 until his resignation in September 2017. From February 2015 to August 2016, Mr. Miles served as NuVasive Inc.’s President and Chief Operating Officer. He previously served as NuVasive Inc.’s President of Global Products and Services from October 2011 to January 2015, President of the Americas from January 2010 to September 2011, Executive Vice President of Product Marketing and Development from January 2007 to December 2009, Senior Vice President of Marketing from December 2004 to January 2007, and as its Vice President, Marketing from January 2001 to December 2004. Prior to those positions, he served as Director of Marketing for ORATEC Interventions, Inc., a medical device company, and as a Director of Marketing for Minimally Invasive Systems and Cervical Spine Systems for Medtronic Sofamor Danek, and held several positions with Smith & Nephew. Mr. Miles received a B.S. in Finance from Mercer University.

The Board of Directors selected Mr. Miles to serve on the Board of Directors because it believes that he possesses specific attributes, perspective and experience gained as an executive and director of both private and publicly-traded medical device companies, as well as the perspective and experience he brings as Chairman and Chief Executive Officer of the Company, that qualify him to serve as the Chairman of the Board of Directors.

David H. Mowry has served as a Director since February 2017. He currently serves as the Chief Executive Officer of Cutera, Inc., a leading provider of energy-based aesthetic systems for physicians and other qualified practitioners worldwide. Prior to joining Cutera in July 2019, Mr. Mowry served, since May 2016, as President and Chief Executive Officer, as well as a member of the Board of Directors, of Vyaire Medical, a global leader in the respiratory diagnostics, ventilation, and anesthesia delivery and patient monitoring market segments. Prior to his assignment at Vyaire, Mr. Mowry served from October 2015 to May 2016 as Executive Vice President and Chief Operating Officer and member of the Board of Directors of Wright Medical Group N.V., a global medical device company focused on extremities and biologics products, and during this time period he was also a member of the

Board of Directors of EndoChoice Holdings, Inc., a company focused on the manufacturing and commercialization of platform technologies relating to the treatment of gastrointestinal conditions. Prior to Mr. Mowry’s assignment at Wright Medical Group, he served as President and Chief Executive Officer and member of the Board of Directors of Tornier N.V. from February 2013 until October 2015, at which time Tornier and Wright Medical Group merged, and prior to that, as Chief Operating Officer of Tornier from 2011 to 2013. Within the spine industry, Mr. Mowry served as Vice President of Operations and Logistics at Zimmer Spine from February 2002 until October 2006. Mr. Mowry has held executive leadership positions over his 30-year medical device career at Covidien plc, ev3, Inc. and Zimmer. Mr. Mowry received a B.S. degree in Engineering from the United States Military Academy at West Point.

The Board of Directors selected Mr. Mowry to serve on the Board of Directors because it believes his knowledge and expertise in the medical device industry contribute to the breadth of knowledge of the Board of Directors.

David R. Pelizzon has served as a member of the Board of Directors since June 2020. Mr. Pelizzon has served since 2008 as President and member of the Managing Committee of Squadron Capital, an investment firm that primarily manages direct investments in operating companies, private equity funds and special situations. He also has served since 2011 as a member of the Board of Directors of OrthoPediatrics, a company exclusively focused on advancing the field of pediatric orthopedics. From 2005 to 2008, Mr. Pelizzon served as the Managing Director of Precision Edge Holdings, a subsidiary of Colson Associates. Mr. Pelizzon is a retired U.S. Army officer who served nearly 30 years on active duty in airborne and special operations units. Mr. Pelizzon is a graduate of the U.S. Military Academy and earned advanced degrees from Harvard University and the U.S. Naval War College.

The Board of Directors selected Mr. Pelizzon to serve on the Board of Directors because it believes his investment and financial expertise and experience in the orthopedics and spine industries contribute to the breadth of knowledge of the Board of Directors.

Jeffrey P. Rydin has served as a Director since June 2017. Prior to joining the Board of Directors, Mr. Rydin served as a Special Advisor to the Board of Directors from September 2016 to June 2017. Mr. Rydin has spent nearly 30 years in the medical device and healthcare industries. Prior to joining Alphatec as Special Advisor to the Board of Directors, Mr. Rydin served as Chief Sales Officer of Ellipse Technologies, Inc., a medical technology company, from September 2015 until its purchase by NuVasive, Inc. in February 2016. Before joining Ellipse, Mr. Rydin served as President of Global Sales at NuVasive, Inc. (October 2011 to March 2013), where he was responsible for NuVasive, Inc.’s worldwide sales efforts, including the oversight of strategic sales development, sales administration, Area Vice Presidents and sales training. Prior to his position of President of Global Sales, he served as Executive Vice President of Sales-Americas and Senior Vice President, U.S. Sales since joining NuVasive, Inc. in December 2005. Prior to joining NuVasive, Mr. Rydin served as Area Vice President, Sales (US Southeast region) at DePuy Spine, Inc. from January 2003 to December 2005. Mr. Rydin also served as Vice President of Sales at Orquest, Inc. from December 2001 to January 2003, Director of Sales at Symphonix Devices, Inc. from April 2000 to December 2001 and Director of Sales at General Surgical Innovations, Inc. from October 1996 to March 2000. Mr. Rydin also has served in various executive and leadership sales roles at General Surgical Innovations, Baxter Healthcare, US Surgical Corporation and Xerox. He currently serves as director of DuraStat, LLC, which has created a unique device for dural repair. Mr. Rydin received a B.A. degree in Social Ecology from the University of California, Irvine.

The Board of Directors selected Mr. Rydin to serve on the Board of Directors because it believes his experience and expertise in the medical device and spine industries contribute to the breadth of knowledge of the Board of Directors.

James L.L. Tullis has served as a Director since March 2018. With a career of over 40 years in healthcare investing, he served until January 2019 as both the Chairman and Chief Executive Officer at Tullis Health Investors (aka Tullis-Dickerson & Co., Inc.), a position he held since 1990 – he continues to serve as its Chairman. Prior to founding Tullis Health Investors, Mr. Tullis was senior vice president of E.F. Hutton &Co. from 1983 to 1986 and a principal at Morgan Stanley & Co. where he worked from 1974 to 1983 and led healthcare investment research and, later, healthcare investment banking. During his tenure at Morgan Stanley, he received recognition 14 times on the Institutional Investor All-Star list of Wall Street’s top securities analysts and was twice named #1 Drug Analyst and was a featured guest on the Wall Street Week television program. He also serves as Chairman of the Board of the Lord Abbett family of mutual funds; and is Chairman of the Board of Crane Co. (NYSE: CR) and is a director of Exagen, Inc. (XGN). Mr. Tullis earned an M.B.A. from Harvard Business School and B.A. from Stanford University.

The Board of Directors selected Mr. Tullis to serve on the Board of Directors because it believes his experience and expertise as a director on other Boards and in the health-care industries contribute to the breadth of knowledge of the Board of Directors.

Donald A. Williams has served as a Director since April 2015. Mr. Williams is a 36-year veteran of the public accounting industry, having spent 18 years as a Partner with Ernst & Young LLP and seven years as a Partner with Grant Thornton LLP. Mr. Williams’ career focused on private and public companies in the life sciences and technology industry sectors. During his time at Grant Thornton from 2007 to 2014, he served as the national leader of Grant Thornton’s life sciences practice and the managing partner of the San Diego Office. He was the lead partner for both Ernst & Young and Grant Thornton on multiple initial public offerings, secondary offerings, private and public debt financings, as well as numerous mergers and acquisitions. From 2001 to 2014, Mr. Williams served on the Board of Directors and is past President and Chairman of the San Diego Venture Group. Mr. Williams also serves as a director of Akari Therapeutics Plc (NASDAQ:AKTX), Forte Biosciences, Inc. (NASDAQ:FBRX) and ImpediMed Ltd (ASX:IPD). Mr. Williams earned a B.S. degree in accounting from Southern Illinois University.

The Board of Directors selected Mr. Williams to serve on the Board of Directors because it believes that his knowledge and experience as a partner in the public accounting industry and his knowledge in the medical device industry contribute to the breadth of knowledge of the Board of Directors.

Ward W. Woods has served as a Director since October 2017. He currently serves as Chairman of the Advisory Board of the Stanford Woods Institute and has been a director of such board since 2005, as Chair Emeritus and trustee of the Wildlife Conservation Society and has been a member of such society since 2000, and as a trustee of the David & Lucille Packard Foundation and has been a member of such foundation since 2009. He is also a member of the Council on Foreign Relations. He is former President and Chief Executive Officer of Bessemer Securities Corporation and Founding Partner of Bessemer Holdings, L.P. (1989-2003), a private equity firm. From 1978 to 1989, Mr. Woods was a senior partner and member of the Management Committee of Lazard Freres & Company. Prior to joining Lazard, Mr. Woods was a Managing Director and a Partner of Lehman Brothers and was co-head of the Corporate Finance Department. He joined Lehman Brothers in 1967 and was elected partner in 1973. Upon graduation from Stanford University in 1964, Mr. Woods joined the Fay Improvement Company, an engineering construction and real estate firm in San Francisco and in 1966 became its general manager, acting in that capacity until the company was sold in 1967. He is a former Trustee of Stanford University, former Chairman of The Stanford Management Company and a former trustee of the National Fish and Wildlife Foundation. Mr. Woods has also served as former Governor and Treasurer of The Nature Conservancy, Vice-Chair and trustee of The Asia Society and a trustee of The Boys Club of New York.

The Board of Directors selected Mr. Woods to serve on the Board of Directors because it believes that his knowledge and experience in the areas of financial management and services, strategy and growth and special situation opportunities contribute to the breadth of knowledge of the Board of Directors.

Executive Officers

Set forth below is certain information regarding our executive officers who are not also directors. We have entered into employment agreements with all of our executive officers. All executive officers are at-will employees, subject to the termination provisions of their respective employment agreements.

Name	Age	Position
J. Todd Koning	48	Executive Vice President and Chief Financial Officer
Eric Dasso	48	Executive Vice President, Adjunctive Technologies
Kelli M. Howell	47	Executive Vice President, Clinical Strategies
Craig E. Hunsaker	57	Executive Vice President, People & Culture and General Counsel
Mark Ojeda	51	Executive Vice President, Cervical & Biologics
Brian R. Snider	43	Executive Vice President, Marketing
David P. Sponsel	42	Executive Vice President, Sales
Scott Lish	40	Senior Vice President, Research and Development

J. Todd Koning has served as Executive Vice President and Chief Financial Officer since April 2021. Prior to joining us, Mr. Koning most recently served as Senior Vice President, Finance (since 2018) and Chief Accounting Officer (since 2020) at Masimo Corporation, a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies. Prior to his roles at Masimo, Mr. Koning was the Vice President, Finance at NuVasive, Inc. from 2016 to 2018, where he spent the majority of his tenure abroad as the International CFO and partnered with the head of Global Commercial to lead the global commercial organization. Prior to joining NuVasive, Mr. Koning was the Vice President, Finance and Human Resources at Ellipse Technologies from 2014 until its acquisition by NuVasive in 2016. Prior to joining Ellipse, Mr. Koning served in various roles of increasing responsibility, based both domestically and internationally, with Boston Scientific from 2006 to 2014 and, before that, Guidant Corporation from 2001 to 2006.  Mr. Koning is an M.B.A. graduate of Purdue University and holds a B.S. in Engineering from Michigan State University.

Eric Dasso has served as Executive Vice President, Adjunctive Technologies since August 2019. Prior to joining the Company, Mr. Dasso held various marketing leadership and global product management roles within NuVasive, Inc. from 2001 to 2018. He most recently served as NuVasive’s Vice President, Global Implant Systems (February 2015 to June 2018), which included overall responsibility for that company’s product development, commercialization and marketing functions of its $750 million global implant franchise. Prior to leading Global Implant Systems, Mr. Dasso oversaw the marketing and development of NuVasive’s thoracolumbar portfolio in various roles of increasing responsibility from February 2005 to February 2015, including as Project Manager, Thoracolumbar Fixation (February 2005 to July 2007), Senior Project Manager, Thoracolumbar Fixation (July 2007 to September 2008), Director, Marketing, Thoracolumbar Fixation (September 2008 to June 2010), Senior Director, Thoracolumbar (June 2010 to January 2014) and as Vice President, Thoracolumbar Posterior (January 2014 to February 2015). Prior to NuVasive, Mr. Dasso held various positions at Johnson & Johnson and Acxiom Inc. Mr. Dasso received a B.S. degree in Business Administration from California Polytechnic State University San Luis Obispo.

Kelli M. Howell has served as Executive Vice President, Clinical Strategies since March 2018. For the 18 years prior to joining us, she held various management positions at NuVasive, Inc., including Vice President, Research & Health Informatics from January 2017 to March 2018, Vice President, Research & Education from February 2015 to January 2017, and Vice President, Research from April 2012 to February 2015. Prior to NuVasive, Ms. Howell was involved in research at Orthopedic Biomechanics Laboratory (OBL), Beth Israel Deaconess Medical Center in Boston. Ms. Howell received a M.S. degree in Biomedical Engineering from Boston University and a B.A. degree in Engineering Sciences from Dartmouth College.

Craig E. Hunsaker has served as Executive Vice President, People & Culture since September 2016, and General Counsel since March 2017. Prior to joining us, from April 2014 until September 2016, Mr. Hunsaker was a consultant in the areas of human resources and employment law including, from April 2014 to September 2014, Senior Advisor, Human Resources, for General Atomics, a San Diego-based defense contractor. Prior to that, from August 2009 until March 2014, he served as Senior Vice President, Global Human Resources and Vice President, Legal Affairs at NuVasive, Inc. Before joining NuVasive, Inc., Mr. Hunsaker was a practicing lawyer, specializing in trade secret protection and employment law. He was a partner in, and Managing Member of, the San Diego offices of law firms Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., and Fish & Richardson, P.C., and an associate in the San Diego offices of law firms Brobeck, Phleger & Harrison, LLP and Cooley LLP, and the Los Angeles office of Morgan, Lewis and Bockius, LLP. He received his Juris Doctorate from Columbia University School of Law, and a B.S. degree in Finance and International Business from Brigham Young University. He is admitted to practice law in all state and federal courts in the State of California.

Mark Ojeda, has served as Executive Vice President, Cervical & Biologics since September 2018. For the 12 years preceding, Mr. Ojeda held various management positions at NuVasive, Inc., including Vice President, Cervicothoracic Systems from 2017 to 2018, Vice President, Global Integrated Products and Services from 2015 to 2017, Vice President, Cervical and Biologics from 2012 to 2015, Vice President, Cervical, Marketing & Development from 2010 to 2012, and Director/Senior Director, Cervical Marketing from 2006 to 2010. Prior to joining NuVasive, Inc., Mr. Ojeda worked for 2 years as Director of Marketing at Hip Systems, and prior to this worked for five years as Director of Cervical Marketing at Medtronic. Mr. Ojeda received an M.B.A. degree from Christian Brothers University and a B.S. degree in Packaging Engineering from Michigan State University.

Brian R. Snider has served as Executive Vice President, Marketing since March 2017. Prior to joining us, from February 2008 until March 2017, Mr. Snider held various marketing leadership and global product management roles within NuVasive, Inc. Most recently, from September 2014 to March 2017, he served as Sr. Director and Business Lead of Thoracolumbar Anterior, which included overall responsibility for the anterior spinal column business, including XLIF®, NuVasive, Inc.’s lateral surgery procedure. From June 2006 to February 2008, Mr. Snider held marketing leadership roles with Alveolus, Inc., a device company focused on interventional stent technologies. He also worked, from June 2001 to June 2006, at KPMG Consulting, in various business units, including Life Sciences. Mr. Snider received an M.B.A. degree from the Fuqua School of Business at Duke University and a B.A. degree in Marketing and Information Systems from George Washington University.

David P. Sponsel has served as Executive Vice President, Sales since April 2019, having previously held the position of Area Vice President, Sales, South since May 2018. Prior to joining us in 2018, Mr. Sponsel held the position of General Manager, Spine Division for Medacta, USA, where he was responsible for sales, marketing, product management and product development. Prior to that, he had an exceedingly successful 11-year experience in sales and sales leadership with Stryker Spine, where he was recognized as Sales Director of the Year in 2014. Mr. Sponsel received a B.S. from Indiana State University in Business Management.

Scott Lish has served as Senior Vice President, Research and Development since October 2020. Mr. Lish began his career with the Company as Vice President, Research and Development in October 2017. Prior to joining the Company in 2017, he held various product development roles at NuVasive, Inc. from 2009 to 2017. He most recently held the position of Director, Development at NuVasive, Inc. where he was responsible for product development of the company’s Thoracolumbar Fixation products. Prior to joining NuVasive, Inc., Mr. Lish worked for 2 years as a Manufacturing Engineer for Zimmer Dental. Mr. Lish received a M.S. degree in Material Science and a B.E. degree in Mechanical Engineering from the Thayer School of Engineering at Dartmouth, as well as a B.A. degree in Engineering Sciences from Dartmouth College.

Family Relationships

None of the directors or executive officers is related to any other director or executive officer of the Company by blood, marriage or adoption.

CORPORATE GOVERNANCE MATTERS

Board of Directors Independence

The Board of Directors has determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing requirements: Evan Bakst, Mortimer Berkowitz III, Quentin Blackford, Jason Hochberg, Karen K. McGinnis, David H. Mowry, David R. Pelizzon, James L.L. Tullis, Donald A. Williams and Ward W. Woods.

Board of Directors Leadership Structure

The Board of Directors has no written policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. Our bylaws and corporate governance guidelines provide the Board of Directors with the flexibility to change the structure of the Chairman and Chief Executive Officer positions as and when appropriate. Our Board of Directors makes determinations about leadership structure based on what it believes is best for the Company given specific circumstances. This flexibility allows the Board of Directors to review the structure of the Board of Directors periodically and determine whether to separate the two roles of Chairman and Chief Executive Officer based upon the Company’s needs and circumstances from time to time. The Board of Directors’ decision to combine such roles by appointing Mr. Miles as Chief Executive Officer and Chairman is based on Mr. Miles’ experience successfully serving as both an executive and a director of both private and publicly-traded medical device companies and on what the Board of Directors believes is best for the Company.

Under our current governance guidelines, if the director holding the Chairman position is not independent, a Lead Director may be appointed by the independent directors. The Lead Director, among other things, works with the Chairman to set and approve agendas and schedules for meetings of the Board of Directors, serves as a liaison between the Chairman and the independent directors, presides at any meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors and monitors conflicts of interests of all directors. Our governance guidelines provide that independent directors will meet in executive session without management present at the time of each regular Board of Directors meeting and additionally as deemed appropriate or necessary. The Board of Directors believes that this leadership structure helps provide a well-functioning and effective balance between strong company leadership, an independent Lead Director and oversight by active, independent directors. The Board of Directors believes that given the Company’s corporate governance structures and processes, a combined Chairman and Chief Executive Officer position in conjunction with an independent Lead Director provides effective oversight of management by the Board of Directors and results in a high level of management accountability to stockholders. The Board of Directors believes the current leadership structure is appropriate for the Company and promotes the development of long-term strategic plans and facilitates the implementation of such plans.

We believe that we have a strong governance structure in place, including independent directors, to help ensure the powers and duties of each of the Chairman, Chief Executive Officer and Lead Director roles are handled responsibly. Furthermore, consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet as an independent group, with Mr. Berkowitz serving as the Lead Director.

Mr. Miles has served as Chairman of the Board of Directors and Chief Executive Officer since March 2018, prior to which he served as the Executive Chairman since October 2017. When Mr. Miles was appointed as the Executive Chairman, in accordance with our governance guidelines, the Board of Directors appointed Mr. Berkowitz as the Lead Director, which position he presently holds. The Chairman of the Board of Directors, with the aid of the Lead Director, provides leadership to the Board of Directors and works with the Board of Directors to define its activities and the calendar for fulfillment of its responsibilities. The Chairman of the Board of Directors approves the meeting agendas after input from management, facilitates communication among members of the Board of Directors and presides at meetings of our Board of Directors and stockholders.

The Chairman of the Board of Directors, the Chairman of the Audit Committee, the Chairman of the Nominating and Corporate Governance Committee, the Chairman of the Compensation Committee and the other members of the Board of Directors work in concert to provide oversight of our management and affairs. The leadership of Mr. Miles fosters a collaborative culture of open discussion and deliberation, with a thoughtful evaluation of risk, to support our decision-making. Our Board of Directors encourages communication among its members and between management and the Board of Directors to facilitate productive working relationships. Working with the Lead Director and other members of the Board of Directors, Mr. Miles also strives to ensure that there is an appropriate balance and focus among key Board of Directors responsibilities such as strategic development, review of operations and risk oversight.

The Board of Directors’ Role in Risk Oversight

The Board of Directors plays an important role in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. In particular, the Board of Directors administers its risk oversight function through: (1) the review and discussion of regular reports to the Board of Directors from its committees and our management team on topics relating to the risks that we face; (2) the required approval by the Board of Directors (or a committee of the Board of Directors) of significant transactions and other decisions; (3) the direct oversight of specific areas of our business by the Audit Committee, the Finance Committee, the Nominating and Corporate Governance Committee and Compensation Committee; and (4) regular reports from our auditors and outside advisors regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting. The Board of Directors also relies on management to bring significant matters impacting us to the Board of Directors’ attention.

Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for discussing the guidelines and policies that govern the process by which our exposure to risk is assessed and managed by management. As part of this process, the Audit Committee discusses our major financial risk exposures and steps that management has taken to monitor and control such exposure. In addition, we, under the supervision of the Audit Committee, have established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter in order to encourage employees to report questionable activities directly to our senior management and the Audit Committee.

Because of the role of the Board of Directors in risk oversight, the Board of Directors believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. The Board of Directors recognizes that there are multiple leadership structures that could allow it to effectively oversee the management of the risks relating to our operations. The Board of Directors believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

Committees of the Board of Directors and Meetings

Our Board of Directors currently has a standing Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee as well as a special purpose Finance Committee. Only independent directors serve on the committees. The table below indicates the members of each board committee:

Director	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Finance Committee

Mortimer Berkowitz III, Lead Director		Chair

Quentin Blackford	✓		✓	Chair

Karen K. McGinnis			✓	✓
David H. Mowry	✓			✓

James L.L. Tullis		✓

Donald A. Williams	Chair			✓

Ward W. Woods			Chair

Meeting Attendance. During the 2020 fiscal year, there were eight meetings of our entire Board of Directors. In addition, the Audit Committee met seven times, the Nominating and Corporate Governance Committee met twice, the Compensation Committee met three times and the Finance Committee met eleven times. During 2020, no director attended fewer than 75% of the total number of meetings of the Board of Directors or committees of the Board of Directors on which he or she served that were held during the periods in which such director served. The Board of Directors has adopted a policy under which each member of the Board of Directors is strongly encouraged, but not required, to attend each annual meeting of our stockholders. Four directors attended our Annual Meeting of Stockholders held in 2020.

Audit Committee. This committee currently has three members: Donald A. Williams (Chairman), Quentin Blackford and David H. Mowry. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm, review annual and quarterly financial statements, consider matters relating to accounting policy and internal controls and review the scope of annual audits.

All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and Nasdaq, as such standards apply specifically to members of audit committees. The Board of Directors has designated Messrs. Blackford and Williams as “audit committee financial experts,” as the SEC has defined that term in Item 407 of Regulation S-K.

A copy of the Audit Committee’s written charter is publicly available on our website at www.atecspine.com under “Investor Relations-Corporate Governance.” Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Nominating and Corporate Governance Committee. This committee currently has two members: Mortimer Berkowitz III (Chairman) and James L.L. Tullis. Our Nominating and Corporate Governance Committee’s role and responsibilities are set forth in the committee’s written charter and include, among other things: (i) evaluating and making recommendations to the full Board of Directors as to the size and composition of the Board of Directors and its committees and (ii) evaluating and making recommendations to the full Board of Directors as to potential director candidates.

With respect to nominations for persons to be elected to our Board of Directors, the committee may consider Board of Directors candidates recommended by our stockholders as well as from other appropriate sources, such as other directors or officers, or third-party search firms. For all potential candidates, the committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of our stockholders. Although the Board of Directors has no formal policy regarding diversity, the committee seeks a broad range of perspectives and considers both the personal characteristics (such as gender, ethnicity, and age) and experience (such as industry, professional, and public service) of directors and prospective nominees to the Board of Directors. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.

If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2022 Annual Meeting of Stockholders, it must comply with the procedures set forth in our Bylaws and described under “Stockholder Proposals and Nominations for Directors,” including giving timely notice of the nomination in writing to our Corporate Secretary not less than 45 nor more than 75 days prior to the date that is one year from the date on which we first mail our proxy statement relating to our 2021 Annual Meeting of Stockholders. If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Corporate Governance Committee, it must make such proposal for such candidate in writing, addressed to the Nominating and Corporate Governance Committee in care of our Corporate Secretary, 1950 Camino Vida Roble, Carlsbad, CA 92008. Submissions must be made by mail, courier or personal delivery and must contain the information set forth in our Nominating and Corporate Governance Committee’s written charter. All members of the Nominating and Corporate Governance Committee qualify as independent directors under the standards promulgated by Nasdaq.

A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on our website at www.atecspine.com under “Investor Relations-Corporate Governance.”

Compensation Committee. This committee currently has three members: Ward W. Woods (Chairman), Quentin Blackford and Karen K. McGinnis. Our Compensation Committee’s role and responsibilities are set forth in the committee’s written charter and include, among other things, reviewing, approving, and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The

Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and conducts its decision-making process with respect to that determination without the presence of the Chief Executive Officer. This committee also administers our equity compensation plans.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.atecspine.com under “Investor Relations-Corporate Governance.”

Finance Committee. This committee currently has four members: Quentin Blackford (Chairman), Karen K. McGinnis, David H. Mowry and Donald A. Williams. The Finance Committee’s role and responsibilities consist of reviewing, considering, evaluating and approving or making recommendations to the Board of Directors with respect to possible strategic transactions, including, without limitation, debt and equity financing transactions, including with respect to the Company’s outstanding credit facilities and any other debt restructuring activities.

A copy of the Finance Committee’s written charter is publicly available on our website at www.atecspine.com under “Investor Relations-Corporate Governance.”

Stockholder Communications to the Board of Directors

Stockholders may communicate with the Board of Directors by sending a letter to the following address: Attn: Security Holder Communication, Corporate Secretary, Alphatec Holdings, Inc., 1950 Camino Vida Roble, Carlsbad, CA 92008. The Corporate Secretary will receive the correspondence and forward it to the Chairman of the Board of Directors, or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business or is similarly inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Communications should not exceed 500 words in length and must be accompanied by the following information:

•	A statement of the type and amount of the securities of the Company that the person holds;
•	Any special interest, meaning an interest not in the capacity as a security holder of the Company, that the person has in the subject matter of the communication; and
•	The address, telephone number and e-mail address, if any, of the person submitting the communication.

A copy of the Policy on Security Holder Communications with Directors is publicly available on our website at www.atecspine.com under “Investor Relations-Corporate Governance.”

Compensation Practices and Policies Relating to Risk Management

We believe that we do not utilize compensation policies or practices that create risks that are reasonably likely to have a material adverse effect on us. We use common variable compensation designs across all of our business units and divisions, with a significant focus on corporate and business financial performance.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation paid or accrued during the fiscal years ended December 31, 2020 and 2019, for services rendered to us by our Chief Executive Officer, and two other most highly compensated executive officers in 2020: our President and Chief Executive Officer; Executive Vice President, Sales; and Executive Vice President, People & Culture and General Counsel. We refer to these executive officers as our “Named Executive Officers” elsewhere in this report.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non- Equity Incentive Plan ($)(2)	All Other Compensation ($)(3)	Total ($)
Patrick S. Miles	2020	435,769	—	3,224,266	—	990,000	33,901	4,683,936
President, Chairman and Chief Executive Officer	2019	550,000	—	6,728,022	—	650,000	32,083	7,960,105

David P. Sponsel (4)	2020	336,808	—	776,471	—	425,000	32,370	1,570,649
Executive Vice President, Sales	2019	321,154	—	1,289,183	—	280,000	167,024	2,057,361

Craig E. Hunsaker (5)	2020	277,308	—	671,521	—	400,000	34,640	1,383,469
Executive Vice President, People & Culture and General Counsel

(1)

In accordance with SEC rules, this column represents the aggregate grant date fair value of these awards granted during 2020 and 2019 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions and methodologies used in the calculation of these amounts are included in the notes to our audited financial statements for the fiscal years ended December 31, 2020, included in our Annual Report on Form 10-K filed with the SEC on March 5, 2021, and for the fiscal years ended December 31, 2019, included in our Annual Report on Form 10-K filed with the SEC on March 17, 2020. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock awards, the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock awards or stock options.

(2)	Non-Equity Incentive Plan Compensation includes bonus amounts earned as of December 31, 2020, but paid in 2021 or earning as of December 31, 2019, but paid in 2020.
(3)

All Other Compensation for 2020 includes health and health related benefits, disability insurance premiums and matching contributions under our 401(k) plan paid by the Company. The amount for Mr. Sponsel in 2019 includes $139,103 of moving and relocation expenses.

(4)	Mr. Sponsel was appointed Executive Vice President, Sales on April 1, 2019.
(5)	Mr. Hunsaker was not a named executive officer in 2019.

Narrative Disclosure to Summary Compensation Table

Employment and Separation Agreements

Patrick S. Miles

In connection with his appointment, we entered into an employment letter agreement with Mr. Miles, effective as of October 2, 2017, setting forth Mr. Miles’ initial compensation and certain other terms. Mr. Miles’ employment is at-will. Pursuant to his employment letter agreement, Mr. Miles will be paid an annual base salary of $700,000 and he will be eligible to receive an annual target cash bonus equal to 100% of his annual base salary upon the Company’s and his achievement of goals to be established by the Board of Directors each fiscal year. Mr. Miles is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses he incurs in connection with his service to the Company.

Pursuant to the employment letter agreement, in connection with the commencement of his employment on October 2, 2017, Mr. Miles received restricted stock units (“RSUs”) covering 1,000,000 shares of the Company’s common stock under the Company’s 2016 Employment Inducement Award Plan, as amended (the “Inducement Plan”). Such awards were granted to Mr. Miles as a material inducement to his entering into employment with the Company, pursuant to Nasdaq rules. The RSUs vested in equal installments on each of the first three anniversaries of Mr. Miles’ first date of employment, subject to Mr. Miles’ continued service with the Company through the applicable vesting date. In addition, the RSUs will fully vest upon a change in control (as defined in the Inducement Plan) of the Company.

On February 18, 2021, we entered into a new severance agreement which provides that Mr. Miles will be eligible to receive the following severance and other benefits if his employment with the Company is terminated: (a) the payment of cash severance in a lump sum equal to two times the sum of his regular annual base salary plus his annual target bonus in effect for the calendar year in which the termination of the employment occurs; (b) the payment of premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; (c) the full vesting of all time-based vesting incentive awards granted to Mr. Miles that vest within 24 months of the termination date and the continued eligibility to vest performance-based incentive awards based on the achievement of performance criteria and (d) the extension of the post-termination exercise period for any vested stock options held by Mr. Miles at the date of termination through the later of (i) 90 days after his date of termination or (ii) the remaining term of such awards. Mr. Miles’ right to receive the severance and other benefits under the severance agreement is subject to satisfaction of certain conditions set forth in the severance agreement, including (1) the termination of employment is involuntary, except for a termination by Mr. Miles for Good Reason, as defined in the severance agreement, (2) the termination is not due to the death or disability of Mr. Miles, (3) the termination of employment is not for Cause, as defined in the severance agreement, (4) Mr. Miles is not eligible to receive severance benefits under any other agreement of plan offered by the Company or has not agreed to waive severance benefits otherwise available from the Company, and (5) Mr. Miles executed a general release of claims in favor of the Company and returns to the Company all property and equipment assigned to or under control of Mr. Miles.

Under the change in control agreement, in the event Mr. Miles’ employment is terminated without cause or for good reason (as defined in the agreement), and such termination occurs within 24 months following a change in control (as defined in the agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (a) the payment of cash severance in a lump sum equal to the sum of (x) two times his annual compensation; (y) the product of (i) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs, up to a maximum of 6 months) of the highest grant date fair value of any long-term incentive award (cash and/or equity-based) granted to Mr. Miles in the three calendar year period prior to the calendar year in which the termination date occurs; and (z) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs) of the greater of (i) the annual target bonus in effect in the calendar year in which the termination of employment occurs or (ii) the highest annual bonus paid to Mr. Miles of the three bonuses paid to him prior to his termination; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (3) all of his outstanding equity awards will become fully vested to the extent that such vesting is based on service with the Company.

David P. Sponsel

In connection with his appointment, we entered into an employment letter agreement with Mr. Sponsel, effective as of April 1, 2019, setting forth Mr. Sponsel’s initial compensation and certain other terms. Mr. Sponsel’s employment is at-will. Pursuant to his employment letter agreement, Mr. Sponsel will be paid an annual base salary of $400,000 and he will be eligible to receive an annual target cash bonus equal to 70% - 100% of his annual base salary upon the Company’s and his achievement of goals and sales quotas to be established by the Board of Directors each fiscal year. As part of his employment letter, Mr. Sponsel, who agreed to relocate to the Company’s headquarters in Carlsbad, California, was provided with a relocation allowance of up to $100,000 to cover certain costs associated with his relocation, subject to certain conditions as set forth in the employment letter. Mr. Sponsel is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses he incurs in connection with his service to the Company.

We and Mr. Sponsel also entered into a severance agreement and a change in control agreement, each effective April 1, 2019. The severance agreement provides that in the event Mr. Sponsel’s employment is terminated without cause, he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company and certain other conditions: (a) the payment of cash severance in a lump sum equal to one times the amount of his regular annual base salary; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) the post-termination exercise period for any vested stock options held by Mr. Sponsel at the date of termination will be extended through the later of (i) 90 days after his date of termination or (ii) the remaining term of such awards.

Under the change in control agreement, in the event Mr. Sponsel’s employment is terminated without cause or for good reason (as defined in the agreement), and such termination occurs within 24 months following a change in control (as defined in the agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (a) the payment of cash severance in a lump sum equal to the sum of (x) one times his annual compensation; (y) the product of (i) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs, up to a maximum of 6 months) of the highest grant date fair value of any long-term incentive award (cash and/or equity-based) granted to Mr. Sponsel in the three calendar year period prior to the calendar year in which the termination date occurs; and (z) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs) of the greater of (i) the annual target bonus in effect in the calendar year in which the termination of employment occurs or (ii) the highest annual bonus paid to Mr. Sponsel of the three bonuses paid to him prior to his termination; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) all of his outstanding equity awards will become fully vested to the extent that such vesting is based on service with the Company.

Craig E. Hunsaker

In connection with his appointment, we entered into an employment letter agreement with Mr. Hunsaker, effective as of September 14, 2016, setting forth Mr. Hunsaker’s compensation and certain other terms. Mr. Hunsaker’s employment is at-will. Pursuant to his employment letter agreement, Mr. Hunsaker will be paid an annual base salary of $450,000 and he will be eligible to receive an annual target cash bonus equal to 70% of his annual base salary upon the Company’s and his achievement of goals to be established by the Board of Directors each fiscal year. Mr. Hunsaker is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses incurred in connection with his service to the Company.

On February 18, 2021, we entered into a new severance agreement which provides that Mr. Hunsaker will be eligible to receive the following severance and other benefits if his employment with the Company is terminated: (a) the payment of cash severance in a lump sum equal to one and one half times the sum of his regular annual base salary plus his annual target bonus in effect for the calendar year in which the termination of the employment occurs; (b) the payment of premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; (c) the full vesting of all time-based vesting incentive awards granted to Mr. Hunsaker that vest within 18 months of the termination date and the continued eligibility to vest performance-based incentive awards based on the achievement of performance criteria and (d) the extension of the post-termination exercise period for any vested stock options held by Mr. Hunsaker at the date of termination through the later of (i) 90 days after his date of termination or (ii) the remaining term of such awards. Mr. Hunsaker’s right to receive the severance and other benefits under the severance agreement is subject to satisfaction of certain conditions set forth in the severance agreement, including (1) the termination of employment is involuntary, except for a termination by Mr. Hunsaker for Good Reason, as defined in the severance agreement, (2) the termination of employment is not due to the death or disability of Mr. Hunsaker, (3) the termination is not for Cause, as defined in the severance agreement, (4) Mr. Hunsaker is not eligible to receive severance benefits under any other agreement of plan offered by the Company or has not agreed to waive severance benefits otherwise available from the Company, and (5) Mr. Hunsaker executed a general release of claims in favor of the Company and returns to the Company all property and equipment assigned to or under control of Mr. Hunsaker.

Pursuant to the employment letter agreement, in connection with the commencement of his employment on September 14, 2016, Mr. Hunsaker received 173,322 RSUs, as well as performance-based RSUs of 182,144 that fully vested in 2019 (third anniversary of the grant date) in accordance with the terms set forth in Mr. Hunsaker’s employment agreement.  Such awards were granted to Mr. Hunsaker pursuant to the 2016 Plan.  The RSUs that are not performance-based will vest in equal installments on each of the first three anniversaries the date of grant (October 5, 2016), subject to Mr. Hunsaker’s continued service with the Company through the applicable vesting date. In addition, the RSUs will fully vest upon a change in control (as defined in the 2016 Plan) of the Company.

We and Mr. Hunsaker also entered into a change in control agreement, effective September 14, 2016. Under the change in control agreement, in the event Mr. Hunsaker’s employment is terminated without cause or for good reason (each as defined in the agreement), and such termination occurs within 24 months following a change in control (as defined in the agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (a) a payment of cash severance in a lump-sum equal to the sum of (x) two times his annual compensation; (y) the product of (i) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs, up to a maximum of 6 months) of the highest grant date fair value of any long-term incentive award (cash and/or equity-based) granted to Mr. Hunsaker in the three calendar year period prior to the calendar year in which the termination date occurs; and (z) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs) of the greater of (i) the annual target bonus in effect in the calendar year in which the termination of employment occurs or (ii) the highest annual bonus paid to Mr. Hunsaker of the three bonuses paid to him prior to his termination; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and ; (c) all of his outstanding equity awards will vest (with any performance awards vesting as set forth in the applicable award agreements); and (d) the post-termination exercise period for any vested stock options held by Mr. Hunsaker at the date of termination will be extended through the later of (x) 24 months after his date of termination or (y) the remaining term of such awards (provided that if his stock options are terminated or cashed-out in connection with a change in control, he shall receive a lump sum cash payment equal to the time value of such stock options (i.e., as determined under the Black-Scholes method) inclusive of the economic value for the extended post-termination exercise period).

Outstanding Equity Awards at December 31, 2020

The following table sets forth information regarding grants of stock options and unvested stock awards that were outstanding and held by our Named Executive Officers as of December 31, 2020.

	Option Awards (1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Patrick S. Miles	7/30/2018					231,717	(3)	$3,364,531
	7/30/2018	74,348	74,348	$2.69	7/30/2028
	7/30/2018	361,373	211,124	$2.69	7/30/2028
	5/13/2019					937,500		$13,612,500
						312,500	(5)	$1,705,126	(5)
	4/22/2020					437,830	(6)	$1,705,126
	4/22/2020					437,830	(6)	$1,705,126

David P. Sponsel	5/29/2018					12,500	(3)	$181,500
	5/29/2018	16,145	8,855	$3.86	5/28/2028
	11/2/2018	10,417	9,583	$3.17	11/2/2028
	11/2/2018					2,500	(3)	$36,300
	5/13/2019					206,250		$2,994,750
	5/13/2019					68,750		$998,250
	4/22/2020					108,211	(6)	$1,571,224
	4/22/2020					108,211	(6)	$1,571,224

Craig E. Hunsaker	2/21/2017	125,000	—	$3.09	2/21/2027
	6/15/2017	33,576	—	$1.93	6/15/2027
	7/26/2017	164,854	28,146	$1.68	7/26/2027
	7/30/2018	69,208	45,342	$2.69	7/30/2028
	7/30/2018					39,370	(3)	$571,652
	5/13/2019					171,059		$2,483,777
	5/13/2019					57,020	(4)	$827,930
	4/22/2020					83,578	(6)	$1,213,553
	4/22/2020					83,578	(6)	$1,213,553

(1)

Except as described below, all unvested option awards vest over four years, with 25% of such option vesting on the anniversary of the grant date, and the remainder of the options vesting monthly over the subsequent three years, provided that the executive remains employed as of the applicable vesting date. In addition, the stock options will fully vest upon a change in control of the company and shall be subject to certain accelerated vesting in the event of the executive’s death or disability. All option awards have a term of ten years from the date of grant.

(2)	Amount based on the December 31, 2020 closing price of $14.52 per share of our common stock on Nasdaq.
(3)

The RSUs vest in four equal installments on each of the first anniversaries of the Grant Date, subject to the recipient’s continuous service to the Company on such vesting dates. In addition, the RSU award will fully vest upon a change in control of the company and shall be subject to certain accelerated vesting in the event of the recipient’s death or disability.

(4)

No portion of any vested option shall be exercisable at any time during the first four years following the grant date unless and until the publicly-traded stock price for the securities underlying the option is at or above $6.18 per share at market close on such fourth anniversary of the grant date. Should the publicly-traded stock price for the Company’s common stock be below $6.18 per share at market close on such fourth anniversary of the grant date, no part or portion of the RSU Award will vest and the RSU Award will expire and terminate.

(5)

Represents a cash award amount equal to the Company’s closing common stock price on May 13, 2023 times 312,500 due and payable on May 14, 2023 in the event that the publicly-traded stock price for the Company’s common stock is at or above $6.18 per share at market close on May 13, 2023. Should the publicly-traded stock price for the Company’s common stock be below $6.18 per share at market close on May 13, 2023, the cash award shall expire and terminate unpaid and Mr. Miles shall forfeit the entire cash award amount.

(6)

No portion of any vested option shall be exercisable at any time during the first three years following the grant date unless and until the publicly-traded stock price for the securities underlying the option is at or above $7.52 per share at market close on such third anniversary of the grant date. Should the publicly-traded stock price for the Company’s common stock be below $7.52 per share at market close on such third anniversary of the grant date, no part or portion of the RSU Award will vest and the RSU Award will expire and terminate

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2020 to each of our current directors. In addition, there was no compensation paid to Mr. Miles for his service as a director in 2020, and as a result, there was no director compensation included in the executive compensation tables above for Mr. Miles.

Name	Fees Earned or Paid in Cash ($) (4)	Stock Awards ($)(2)	Total ($)
Mortimer Berkowitz (1)	$—	$—	$—
Evan Bakst	13,013	103,173	116,186
Quentin Blackford	58,125	136,703	194,828
Jason Hochberg	18,750	103,173	121,923
Karen McGinnis	30,000	116,066	146,066
David Mowry	35,625	118,647	154,272
David Pelizzon (3)	—	103,173	103,173
Jeff Rydin	22,883	103,173	126,056
James Tullis	14,876	108,072	122,948
Donald Williams	45,000	131,545	176,545
Ward Woods	29,578	117,359	146,937
	$267,850	1,141,084	1,408,934

(1)	Mr. Berkowitz was not paid any compensation for service as a director during 2020.
(2)

Amounts represent the aggregate grant date fair value of stock awards computed in accordance with ASC Topic 718, excluding the effects of any estimated forfeitures. The assumptions and methodologies used in the valuation of these awards are discussed in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 5, 2021.

(3)	Mr. Pelizzon joined the Board in June 2020.
(4)	Amounts represent fees paid in cash during 2020.

Employee members of the Board receive no compensation or remuneration for service on the Company’s Board or any committee thereof. Our non-employee directors receive an annual RSU award with a grant value in the following amounts for service on the Board, as the Board Chairperson, as the Lead Director, as a committee Chairperson and/or as a committee member:

	Member	Chairperson/Lead Director
Board of Directors	$100,000	$25,000
Audit Committee	$7,500	$20,000
Finance Committee	$7,500	$20,000
Compensation Committee	$5,000	$13,750
Nominating & Corp. Governance Committee	$4,750	$10,000

For continuing (incumbent) non-employee directors, the Board grant and, where applicable, any Chairperson and/or committee grant shall be granted as of the date of the annual meeting of stockholders, based upon the volume weighted average price of the Company’s stock for the 30-trading day period prior to the grant date. For newly elected or newly appointed, non-employee directors and/or for newly appointed committee Chairpersons and committee members, the applicable grants shall be granted upon election or appointment to the Board or Board committee, with a grant value, as determined by the 30-trading day period prior to date of election or appointment, pro-rated by the number of days from the date of the prior annual meeting of stockholders to the date of the grant, divided by 365.

In each case, applicable non-employee director grants shall vest on the earlier of (a) the twelve (12)-month anniversary of the grant date and (b) the death or resignation of the director.  In the event of death or resignation of the director, the grant shall vest pro-rated based on the number of actual days served by the director from the time of the grant to such death or resignation, divided by 365.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2020:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(2)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	3,322,934	(2)	$2.56	4,322,348	(3)
Equity compensation plans not approved by security holders (4)	628,230	(5)	$3.95	1,037,392
Total	3,951,164		$3.21	5,359,740

(1)	Includes awards outstanding under our Amended and Restated 2005 Employee, Director and Consultant Stock Plan (our “2005 Plan”), which expired by its terms in April 2016, and our 2016 Plan.
(2)	Excludes 7,104,856 shares subject to unvested RSU and restricted stock awards under our 2005 Plan and our 2016 Plan as of December 31, 2020.
(3)	Includes 4,161,838 shares remaining available for issuance under our 2016 Plan as of December 31, 2020.
(4)

Includes our Inducement Plan and our Management Objective Strategic Incentive Plan. The material features of our Inducement Plan are described in Note 9 to our consolidated financial statements included in our Form 10-K.

(5)	Excludes 540,000 shares subject to unvested RSU awards under our Inducement Plan as of December 31, 2019 and 155,000 unvested shares issued under our Management Objective Strategic Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below or under the heading “Executive Officer and Director Compensation,” there were no transactions to which we were a party since January 1, 2020 through the date of this proxy statement in which the amount involved exceeds $120,000 and in which our directors, executive officers and, to our knowledge, beneficial owners of more than 5% of our voting securities, or their immediate family members or affiliates, had or will have a direct or indirect material interest.

Agreements with our Officers, Directors and Principal Stockholders

We have entered into indemnification agreements with all of our executive offices and directors. The indemnification agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law and to advance expenses incurred by them in connection with any proceeding against them with respect to which they may be entitled to indemnification by us.

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors has nominated Evan Bakst, Mortimer Berkowitz III, Quentin Blackford, Jason Hochberg, Karen K. McGinnis, Patrick S. Miles, David H. Mowry, David R. Pelizzon, Jeffrey P. Rydin, James L.L. Tullis, Donald A. Williams and Ward W. Woods for election at the Annual Meeting. If they are elected, they will serve on our Board of Directors for a term of one year until the 2022 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier death or resignation.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Evan Bakst, Mortimer Berkowitz III, Quentin Blackford, Jason Hochberg, Karen K. McGinnis, Patrick S. Miles, David H. Mowry, David R. Pelizzon, Jeffrey P. Rydin, James L.L. Tullis, Donald A. Williams and Ward W. Woods. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted FOR each nominee at the Annual Meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EVAN BAKST, MORTIMER BERKOWITZ III, QUENTIN BLACKFORD, JASON HOCHBERG, KAREN K. MCGINNIS, PATRICK S. MILES, DAVID H. MOWRY, DAVID R. PELIZZON, JEFFREY P. RYDIN, JAMES L.L. TULLIS, DONALD A. WILLIAMS AND WARD W. WOODS AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors is seeking stockholder ratification of its selection of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required under the laws of the State of Delaware, by our Bylaws or otherwise. However, the Audit Committee is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

The affirmative vote of a majority of the shares cast affirmatively or negatively on this proposal at the Annual Meeting will be required to ratify the selection of Deloitte. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the results of the vote. Brokerage firms have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Changes in Certifying Accountant

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2021, the Audit Committee approved the engagement of Deloitte as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021 and related interim periods, contingent upon the execution of an engagement letter following completion of Deloitte’s standard client acceptance procedures. Deloitte’s appointment will be effective immediately following the Company’s filing of its Quarterly Report on Form 10-Q for the quarter ending March 31, 2021. Also, the Audit Committee dismissed Mayer Hoffman McCann P.C. (“MHM”) as the Company’s independent registered public accounting firm, effective immediately following the Company’s filing of its Quarterly Report on Form 10-Q for the quarter ending March 31, 2021. MHM will continue to serve as the Company’s independent registered public accounting firm until that time.

The reports of MHM on the Company's consolidated financial statements as of and for the Company’s two most recent years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent years ended December 31, 2020 and 2019 and during the audits thereof, and through April 27, 2021, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and MHM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MHM, would have caused MHM to make reference thereto in its reports on the consolidated financial statements for such years.

During the years ended December 31, 2020 and 2019, and through April 27, 2021, there have been no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except as follows:

As noted in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, MHM concluded that the Company had not maintained effective internal control over financial reporting as of December 31, 2019, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and its report dated March 16, 2020, expressed an adverse opinion thereon.

Fees of Principal Accounting Firm

The following table presents fees for professional audit services rendered by Mayer Hoffman for the audit of our annual financial statements for the fiscal years ended December 31, 2020 and 2019, as applicable, and fees billed for other services rendered by our certifying principal accountant during those periods.

	Fiscal Year 2020	Fiscal Year 2019
Audit fees (1)	$748,742	$699,310
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$748,742	$699,310

(1)

Represents aggregate fees for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of financial statements included in the Company’s periodic filings, and other services that are normally provided in connection with statutory and regulatory filings or engagements.

All fees described above were pre-approved by the Audit Committee.

Substantially all Mayer Hoffman’s personnel, who work under the control of Mayer Hoffman shareholders, are employees of wholly-owned subsidiaries of CBIZ, Inc., which provides personnel and various services to Mayer Hoffman in an alternative practice structure.

Pre-Approval Policies and Procedures

Pursuant to its charter, it is a primary duty and responsibility of the Audit Committee to pre-approve all audit and non-audit services rendered by our independent registered public accounting firm, and all such services were pre-approved in accordance with its charter during the fiscal years ended December 31, 2020 and 2019. Pursuant to its authorized responsibilities, the Audit Committee generally pre-approves specified services in the defined categories of audit services, tax services and other permissible non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of non-audit services by Mayer Hoffman was compatible with maintaining the independence of Mayer Hoffman and all such services had been preapproved.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference.

Audit Committee Report

The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Mayer Hoffman a formal written statement describing all relationships between the Company and Mayer Hoffman that might bear on Mayer Hoffman’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States) regarding Mayer Hoffman’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Mayer Hoffman any relationships that may impact their objectivity and independence and satisfied itself as to Mayer Hoffman’s independence.

The Audit Committee discussed with Mayer Hoffman the matters required to be communicated under Auditing Standards No. 1301, as amended, “Communication with Audit Committees.” In addition, with and without management present, the Audit Committee discussed and reviewed the results of Mayer Hoffman’s examination of the Company’s 2020 financial statements.

Based upon the Audit Committee’s discussion with management and Mayer Hoffman and the Audit Committee’s review of the representation of the Company’s management and the independent registered public accounting firm’s report to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company include the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC. The Audit Committee has also recommended, subject to stockholder approval, the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Audit Committee

Donald A. Williams (Chairman)
Quentin Blackford
David H. Mowry

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3: APPROVAL OF AMENDMENT OF 2007 eMPLOYEE STOCK PURCHASE Plan

Introduction

Our stockholders are being asked to approve the amendment of our 2007 Employee Stock Purchase Plan, a copy of which is attached as Appendix A to this proxy statement. The proposed amendment to the 2007 Plan is referred to herein as the “ESPP Amendment” and the 2007 Plan, as amended by the Plan Amendment is referred to herein as the “Amended ESPP.” The Compensation Committee of our Board of Directors approved the ESPP Amendment on February 17, 2021, to be effective June 16, 2021, subject to stockholder approval. The Plan Amendment will become effective immediately upon stockholder approval at the Annual Meeting.

If the ESPP Amendment is not approved by our stockholders, the ESPP Amendment will not become effective, the existing 2007 Employee Stock Purchase Plan (the “ESPP”) will continue in full force and effect, and we may continue to grant awards under the ESPP, subject to its terms, conditions and limitations, using the shares remaining available for issuance thereunder.

Overview of Proposed Amendment

Increase in Share Reserve. We strongly believe that an employee stock purchase program is a necessary and powerful incentive and retention tool that benefits all stockholders. The ESPP was first adopted by our Board of Directors and approved by our stockholders in 2007 and was most recently amended and restated by our stockholders in 2019. As of April 19, 2021, a total of 1,637,499 shares of our common stock were reserved under the ESPP and a total of 216,131 shares of common stock remained available under the ESPP for future issuance. The ESPP does not contain an evergreen provision.

Pursuant to the ESPP Amendment, an additional 500,000 shares will be reserved for issuance under the ESPP Amendment over the existing share reserve under the ESPP.

All of the foregoing share numbers may be further adjusted for changes in our capitalization and certain corporation transactions, as described below under the heading “Certain Transactions.”

The ESPP Amendment is not being amended in any material respect other than to reflect the changes described above.

Determination to Approve the Amended ESPP

The table below presents information about the number of shares remaining available for issuance under the ESPP and the proposed increase in shares authorized for issuance under the Amended ESPP, each at December 31, 2021. The table below does not include information about the number of shares that were subject to outstanding equity awards or that may be available for future issuance under our other equity compensation plans.

	Number of Shares	As a % of Shares Outstanding(1)	Dollar Value(2)
ESPP
Shares available for issuance	216,131	0.22%	$3,507,806
Amended ESPP
Proposed increase in shares available for issuance under Amended ESPP (over existing share reserve under ESPP)	500,000	0.52%	$8,115,000

(1)	Based on 97,023,702 shares of our common stock outstanding as of April 19, 2021.
(2)	Based on the closing price of our common stock on April 19, 2021, of $16.23 per share.

In determining whether to approve the ESPP Amendment, including the proposed increase to the share reserve under the Amended ESPP over the share reserve under the existing ESPP, our Board of Directors considered the following:

•

We expect the proposed aggregate share reserve under the Amended ESPP to provide us with enough shares for approximately three years, assuming employee participation in the Amended ESPP consistent with historical levels, as reflected in our three-year burn rate for the ESPP, and further dependent on the price of our shares and hiring activity during the next few years. We cannot predict our future share usage under the Amended ESPP, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Amended ESPP could last for a shorter or longer time.

•

In fiscal years 2018, 2019 and 2020, the end of year overhang rate attributable to the ESPP (calculated by dividing (1) the shares remaining available for issuance for future awards at the end of the calendar year under the ESPP by (2) the number of shares outstanding at the end of the calendar year) was 2.19%, 0.96%, and 0.26%, respectively. If the ESPP Amendment is approved, we expect our overhang at the end of 2021 attributable to the Amended ESPP will be approximately 0.57%.

•

In determining the size of the share reserve under the ESPP Amendment, our Board of Directors considered the number of shares issued by our Company during the past three calendar years under our ESPP. In calendar years 2018, 2019 and 2020, our annual equity burn rates under the ESPP (calculated by dividing the number of shares issued under the ESPP by the weighted-average number of shares outstanding during the applicable year) was 1% for all three years.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board of Directors has determined that the size of the share reserve under the ESPP Amendment is reasonable and appropriate at this time. Our Board of Directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Amended ESPP.

Stockholder Approval Requirement

Stockholder approval of the ESPP Amendment is necessary in order for us to comply with the amendment provisions of the ESPP and comply with the requirements of Section 423 of the Code for employee stock purchase plans.

If the ESPP Amendment is not approved by our stockholders, the amendments to the existing ESPP approved by our Board of Directors will have no further force or effect, the existing ESPP will continue in full force and effect, and we may continue to grant awards and issue shares under the ESPP, subject to its terms, conditions and limitations, using the shares available for issuance thereunder, until its expiration date in April 2027.

Material Features of the Amended ESPP

The principal features of the Amended ESPP are summarized below.

Purpose. The purpose of the Amended ESPP is to assist our eligible employees in acquiring a stock ownership interest in our Company and to help our eligible employees provide for their future security and to encourage them to remain in our employment.

Shares Available. A total of 2,137,499 shares of common stock will be reserved for issuance under the Amended ESPP.

Administration. The Board of Directors or its committee will have the authority to interpret the terms of the Amended ESPP and determine eligibility of participants. We expect that the Compensation Committee will continue to be the administrator of the Amended ESPP.

Eligibility. Our employees are eligible to participate in the Amended ESPP if they are customarily employed by us or a participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, an employee may not be granted rights to purchase stock under our Amended ESPP if such employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of our common or other class of stock. As of April 19, 2021, the Company had approximately 313 employees who could have been eligible to participate in the Amended ESPP had the Amended ESPP been in effect and the subsidiaries for whom such employees work been designated as participating companies under the Amended ESPP.

Awards. The Amended ESPP is intended to qualify under Section 423 of the Code and stock will be offered under the Amended ESPP during offering periods. The length of the offering periods under the Amended ESPP will be determined by the administrator of the Amended ESPP and may be up to 27 months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates will be determined by the plan administrator for each offering period, and will generally be the final trading day in each offering period. Offering periods under the Amended ESPP will commence when determined by the plan administrator. The plan administrator may, in its discretion, modify the terms of future offering periods.

The Amended ESPP will be implemented by six-month “offering periods.” A new six-month offering period will commence on each of May 16 and November 16 during the term of the Amended ESPP. “Purchase dates” will be set for the last trading day in each six-month offering period and will occur on each of May 15 and November 15 (unless such days are not trading days).

Enrollment; Contributions. The Amended ESPP permits participants to purchase common stock through payroll deductions of up to 20% of their eligible compensation, which includes a participant’s gross base compensation for services to us, including sales commissions but excluding overtime payments, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments. The plan administrator will establish a maximum number of shares that may be purchased by a participant during any offering period or purchase period, which, in the absence of a contrary designation, will be 50,000 shares. In addition, no employee will be permitted to accrue the right to purchase stock under the Amended ESPP at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of our common stock as of the first day of the offering period).

After an employee authorizes us to deduct a certain percentage of his or her compensation for the purchase of shares under the Amended ESPP, we will make such deductions from his or her paycheck each pay period during an offering period and hold the accumulated amounts in a bank account until the completion of the offering period. An employee will not receive any interest on the amounts of compensation that we accumulate for the purchase of shares under the Amended ESPP. We may use all funds held by us under the Amended ESPP for any corporate purpose, and we are not obligated to segregate such funds.

Purchase Price. On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of our common stock. The option will expire at the end of the applicable offering period, and will be exercised at that time to the extent of the payroll deductions accumulated during the offering period. The purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the purchase date, which will generally be the final trading day of the offering period. The fair market value per share of our common stock under the Amended ESPP is generally the closing sale price of our common stock on The NASDAQ Global Select Market on the date for which fair market value is being determined, or if there is no closing sale price for a share of our common stock on the date in question, the closing sale price for a share of common stock on the last preceding date for which such quotation exists. The closing price per share of our common stock on The NASDAQ Global Select Market on April 19, 2021, was $16.23.

Withdrawal; Termination of Employment. Participants may voluntarily end their participation in the Amended ESPP at any time upon prior notice with a time frame established by the plan administrator prior to the end of the applicable offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon a participant’s termination of employment.

Transferability. A participant may not transfer rights granted under the Amended ESPP other than by will, the laws of descent and distribution or as otherwise provided under the Amended ESPP.

Certain Transactions. In the event of certain non-reciprocal transactions with stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Amended ESPP and outstanding awards. In the event of certain significant transactions or a change in control, the plan administrator may provide for (1) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (3) the adjustment in the number and type of shares of common stock subject to outstanding rights, (4) the use of participants’ accumulated payroll deductions to purchase common stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (5) the termination of all outstanding rights.

Plan Amendment. The plan administrator may amend, suspend or terminate the Amended ESPP at any time. However, stockholder approval of any amendment to the Amended ESPP will be obtained for any amendment which increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the Amended ESPP, changes the corporations or classes of corporations whose employees are eligible to participate in the Amended ESPP or changes the Amended ESPP in any manner that would cause the Amended ESPP to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Code. The Amended ESPP will terminate on April 24, 2027.

No shares of the Company’s stock will be issued under the Amended ESPP until the Amended ESPP has been approved by our stockholders.

Federal Income Tax Considerations

The material federal income tax consequences of participation in the Amended ESPP, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary also assumes that the Amended ESPP complies with Section 423 of the Code.

The right of participants to make purchases under the Amended ESPP are intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Amended ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

New Plan Benefits

Benefits under the Amended ESPP will depend on the employees’ enrollment and contribution elections, and the fair market value of the shares at various future dates. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended ESPP.

Plan Benefits under the ESPP

As of April 19, 2021, each of our Named Executive Officers and the other groups identified below have purchased the following shares under the ESPP:

	Shares Purchased (#)	Aggregate Purchase Price ($)
Patrick S. Miles, President, Chairman and Chief Executive Officer	—	$—
David P. Sponsel, Executive Vice President, Sale	5,435	$2.75
Craig E. Hunsaker, Executive Vice President, People & Culture and General Counsel	15,320	$2.10
All Executive Officers as a Group (6 persons)	79,617	$2.84
All Non-Executive Directors as a Group	—	$—
All Non-Executive Employees as a Group (167 persons)	1,283,417	$4.51

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting is required to approve the ESPP Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR 2007 EMPLOYEE STOCK PURCHASE PLAN, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 4: ADVISORY VOTE TO APPROVE

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are seeking your advisory vote of the compensation of our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the section of this proxy statement titled “Executive Officer and Director Compensation.” You are being asked to vote on the following advisory resolution:

“RESOLVED, that the compensation paid to the Named Executive Officers of Alphatec Holdings, Inc., as disclosed pursuant to the compensation disclosure rules of the SEC including the compensation tables, and the related material disclosed in this proxy statement is hereby APPROVED.”

The compensation of our Named Executive Officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the Board of Directors believes, promote the creation of long-term stockholder value and position the Company for long-term success. As described more fully in the “Executive Officer and Director Compensation” section of this proxy statement, the mix of fixed and performance based compensation and the terms of long-term incentive awards, as well as the terms of executives’ employment agreements, are all designed to enable the Company to attract, motivate and retain key executives who are crucial to our long-term success while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and the Board of Directors believe that the design of the program, and hence the compensation awarded to our Named Executive Officers under the current program, fulfills this objective.

Stockholders are urged to read the “Executive Officer and Director Compensation” section of this proxy statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

The affirmative vote of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting is required to approve, on an advisory basis, this resolution. Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration in connection with their ongoing evaluation of the Company’s compensation program and when making future decisions regarding executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS SET FORTH IN THIS PROXY STATEMENT, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of business conduct that applies to all of our employees, including our Chief Executive Officer, who is our principal executive officer, our Chief Financial Officer, who is our principal financial officer and our principal accounting officer. The text of the code of business conduct is posted on our website at www.atecspine.com under “Investor Relations-Corporate Governance,” and is available to stockholders without charge, upon request, in writing to the Corporate Secretary, Alphatec Holdings, Inc., at 1950 Camino Vida Roble, Carlsbad, CA 92008. Disclosure regarding any amendments to, or waivers from, provisions of the code of business conduct that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of Nasdaq and the SEC, in which case we intend to post such amendments and waivers on our website at www.atecspine.com.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

To be considered for inclusion in the proxy statement relating to our 2022 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than January 9, 2022, which is 120 days prior to the date that is one year from this year’s mailing date of May 9, 2021, unless the date of the 2022 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary of the 2021 Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. In addition, our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and director nominations not requested to be included in our proxy statement, to be brought before an annual meeting of stockholders.  In general, the notice must meet the requirements in our Bylaws and be received at our principal executive offices not less than 45 days before nor more than 75 days prior to the one-year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year’s annual meeting.  Therefore, to be presented at the 2022 Annual Meeting of Stockholders, such a proposal must be received no earlier than February 23, 2022 and no later than March 25, 2022. However, if the date of the annual meeting is more than 30 days before or more than 30 days after the one-year anniversary date of the 2021 Annual Meeting, notice must be received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting or, if later, ten days following the date on which public announcement of the date of the meeting is first made. Proposals that are not received in a timely manner will not be voted on at the 2022 Annual Meeting of Stockholders. If a proposal is timely received, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, Alphatec Holdings, Inc., 1950 Camino Vida Roble, Carlsbad, CA 92008. Stockholders are advised to review our Bylaws which also specify requirements as to the form and content of a stockholder’s notice.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and the Company’s website at www.atecspine.com. References to these websites do not constitute incorporation by reference of the information contained therein and should not be considered part of this proxy statement.

As permitted by Item 14(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended, the Company is “incorporating by reference” into this proxy statement its Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2020, which means that it is disclosing important information to you by referring you to those documents that are considered part of this proxy statement.

Carlsbad, CA
April 29, 2021

Our Annual Report (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.atecspine.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Alphatec Holdings, Inc., 1950 Camino Vida Roble, Carlsbad, CA 92008, Attention: Corporate Secretary.

Appendix A

SECOND AMENDMENT TO THE

ALPHATEC HOLDINGS, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective May 16, 2017)

This Second Amendment (this “Amendment”) to the Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan, as amended and restated effective May 16, 2017 (the “Plan”), is made and adopted by Alphatec Holdings, Inc. (the “Company”), a corporation organized under the laws of State of Delaware. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

1.	Section 3.1 of the Plan is hereby amended to read as follows:

“Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 2,137,449 Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again be available for issuance under the Plan.”

2.	This Amendment is effective as of June 16, 2021.
3.

This Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.

* * * * * * * *

I hereby certify that the foregoing Amendment was duly adopted by the Compensation Committee of the Board of Directors of the Company on February 17, 2021.

ALPHATEC HOLDINGS, INC.

By:	/s/ Patrick S. Miles
Name:	Patrick S. Miles
Its:	Chairman and Chief Executive Officer

A-1

atec

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	INTERNET Go To: **www.proxypush.com/ATEC** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call **1-866-834-6032** • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
	You must register to attend the meeting online and/or participate at www.proxydocs.com/ATEC

Alphatec Holdings, Inc.

Annual Meeting of Stockholders

For Stockholders as of record on April 19, 2021

TIME: Wednesday, June 16, 2021 10:00 AM, Pacific Time
PLACE: 1950 Camino Vida Roble, Carlsbad, CA 92008

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Patrick S. Miles and Craig E. Hunsaker, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Alphatec Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Alphatec Holdings, Inc.
Annual Meeting of Stockholders

Please make your marks like this: X Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors				
		FOR	WITHHOLD		
	1.01 Evan Bakst	☐	☐		FOR
	1.02 Mortimer Berkowitz III	☐	☐		FOR
	1.03 Quentin Blackford	☐	☐		FOR
	1.04 Jason Hochberg	☐	☐		FOR
	1.05 Karen K. McGinnis	☐	☐		FOR
	1.06 Patrick S. Miles	☐	☐		FOR
	1.07 David H. Mowry	☐	☐		FOR
	1.08 David R. Pelizzon	☐	☐		FOR
	1.09 Jeffrey P. Rydin	☐	☐		FOR
	1.10 James L.L. Tullis	☐	☐		FOR
	1.11 Donald A. Williams	☐	☐		FOR
	1.12 Ward W. Woods	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;	☐	☐	☐	FOR
3.	Approval of an amendment to our 2007 Employee Stock Purchase Plan;	☐	☐	☐	FOR
4.	Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/ATEC

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date Signature (if held jointly) Date